Exhibit 99.1

The Scotts Miracle-Gro Company	NEWS

ScottsMiracle-Gro Reports First Quarter Results;
Company Well-Positioned for 2015 Lawn & Garden Season

▪	Q1 sales increased 14% to $216.2 million driven by recent acquisitions

▪	Overall performance in line with Company expectations

▪	Company reaffirms full-year guidance for sales and adjusted EPS

▪	Company to host Analyst & Investor Day meeting and store walks on February 18

MARYSVILLE, Ohio (Feb. 4, 2015) - The Scotts Miracle-Gro Company (SMG), the world’s leading marketer of branded consumer lawn and garden products, today announced fiscal first quarter results in line with the Company’s expectations and said it is well-prepared for the upcoming 2015 lawn and garden season.

Net sales in the three months ended December 27, 2014 increased 14 percent to $216.2 million, compared to $189.6 million during the same quarter a year ago. The year-over-year increase was primarily due to acquisitions, partially offset by the unfavorable impact of foreign exchange rates. Excluding the impact of foreign exchange, sales increased 17 percent. The first quarter typically accounts for less than 10 percent of full-year revenue and about 5 percent of consumer purchases.

“The combination of new product introductions, continued consumer engagement, strong retailer support, and solid execution by our team leaves us well-positioned for the 2015 season,” said Jim Hagedorn, chairman and chief executive officer. “We are on plan with initiatives designed to drive growth in our Global Consumer and Scotts LawnService segments, as well as to extend into adjacent and emerging categories. We continue to take the right steps to grow the business with a focus on driving total shareholder return.”

By segment, Global Consumer sales increased 18 percent to $163.6 million during the quarter, compared to $138.4 million a year ago, primarily due to the Company’s consolidation of its investment in AeroGrow International, as well as the recent acquisition of Fafard & Brothers in Quebec. Scotts LawnService sales were up 1 percent to $46.7 million in the first quarter, compared to $46.3 million during the same quarter a year ago.

The adjusted company-wide gross margin rate was 13.6 percent in the quarter, compared with 17.9 percent a year ago. The year-over-year change was primarily attributable to negative mark-to-market adjustments of $7.8 million for U.S. Consumer and Scotts LawnService fuel hedges, for which the Company expects to realize offsetting future savings from 2015 fuel purchases.

Excluding mark-to-market adjustments for fuel hedging, the adjusted company-wide gross margin rate would have been 17.2 percent.

“We continue to expect the year-over-year gross margin rate to be flat, benefiting from various cost-out initiatives but offset by modest cost pressures coming from inputs like grass seed and peat,” said Randy Coleman, chief financial officer. “The accounting adjustments related to our fuel hedging program should normalize by the end of the third quarter.”

Selling, general and administrative expenses (SG&A) were $126.9 million, compared to $124.3 million a year ago. The year-over-year increase was primarily attributed to higher advertising spending for the Tomcat brand.

The adjusted loss from continuing operations for the first quarter was $68.5 million, or $1.13 per share, which excludes impairment, restructuring and other charges, and includes the impact from negative fuel market-to-market adjustments. Without the impact related to fuel hedges, the quarterly loss would have been $1.04 per share. For the same period a year ago, the Company reported an adjusted loss of $65.5 million, or $1.06 per share.

On a GAAP basis, the loss attributable to controlling interest from continuing operations was $74.6 million, or $1.23 per share, compared with a loss of $65.7 million, or $1.06 per share, during the same quarter a year ago. Given the seasonal nature of the lawn and garden category, the Company historically reports a loss in its fiscal first quarter.

The operating loss for the Global Consumer segment was $74.2 million during the first quarter, compared with a loss of $67.4 million last year. Scotts LawnService reported operating income of $1.5 million, compared with $2.6 million during the same quarter a year ago. The consolidated company-wide adjusted loss from continuing operations before income taxes was $106.1 million during the first quarter of 2015, compared to a loss of $103.3 million during the same quarter a year ago.

Management Reaffirms Full-Year Outlook
The Company reiterated expectations for company-wide net sales to increase by approximately 4 to 5 percent in fiscal 2015, primarily driven by acquisitions and 1 to 2 percent organic growth.

The Company maintained its outlook for a flat adjusted company-wide gross margin rate and higher SG&A expenses of approximately 3 to 4 percent, compared to a year ago. The year-over-year increase in SG&A is primarily attributed to acquisitions completed in 2014. The Company continues to expect adjusted earnings for fiscal 2015 in the range of $3.40 to $3.60 per share.

Company to Hold Its Analyst & Investor Day Meeting Feb. 18
The Company will hold its annual Analyst & Investor Day on Wednesday, February 18, 2015, at the Boca Raton Marriott at Boca Center in Florida. The meeting will begin at 8:00 a.m. ET and will consist of a brief series of presentations, store walks at nearby retail locations, and a luncheon that includes a Q&A session with management. A detailed agenda is available on the investor relations section of the Company’s corporate website at http://investor.scotts.com.

Institutional analysts and investors interested in attending the meeting should contact the Company’s investor relations department at investor@scotts.com to RSVP. The presentations and Q&A session will be webcast live at http://investor.scotts.com.

Conference Call and Webcast Scheduled for 9 a.m. ET Today, Feb. 4
The Company will discuss results during a webcast and conference call today at 9 a.m. Eastern Time. Conference call participants should call 877-675-4753 (Code:5872012). A live webcast of the call will be available on the investor relations section of the Company's website at http://investor.scotts.com. An archive of the webcast, as well as any accompanying financial information regarding any non-GAAP financial measures discussed by the Company during the call, will remain available for at least 12 months. In addition, a replay of the call can be heard by calling 1-888-203-1112. The replay will be available for 30 days.

About ScottsMiracle-Gro
With more than $2.8 billion in worldwide sales, The Scotts Miracle-Gro Company is the world's largest marketer of branded consumer products for lawn and garden care. The Company's brands are the most recognized in the industry. In the U.S., the Company's Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories, as is the consumer Roundup® brand, which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the U.S., we operate Scotts LawnService®, the second largest residential lawn care service business. In Europe, the Company's brands include Weedol®, Pathclear®, Evergreen®, Levington®, Miracle-Gro®, KB®, Fertiligène® and Substral®. For additional information, visit us at www.scottsmiraclegro.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•	Compliance with environmental and other public health regulations could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;

•	Increases in the prices of raw materials and fuel costs could adversely affect the Company’s results of operations;

•	The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;

•
Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;

•	Adverse weather conditions could adversely impact financial results;

•	The Company’s international operations make the Company susceptible to fluctuations in currency exchange rates and to other costs and risks associated with international regulation;

•	The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;

•	If Monsanto Company were to terminate the Marketing Agreement for consumer Roundup products, the Company would lose a substantial source of future earnings and overhead expense absorption;

•	Hagedorn Partnership, L.P. beneficially owns approximately 27% of the Company’s common shares and can significantly influence decisions that require the approval of shareholders;

•
The Company may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that it believes will maximize equity returns of its shareholders but may involve risks.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Contact:
Jim King
Senior Vice President
Chief Communications Officer
937-578-5622

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Statement of Operations
(In millions, except for per common share data)
(Unaudited)

		Three Months Ended
	Footnotes	December 27, 2014	December 28, 2013	% Change
Net sales		$216.2	$189.6	14%
Cost of sales		186.9	155.7
Gross profit		29.3	33.9	(14)%
% of sales		13.6%	17.9%
Operating expenses:
Selling, general and administrative		126.9	124.3	2%
Impairment, restructuring and other		9.6	0.3
Other income, net		(1.2)	(1.0)
Income (loss) from operations		(106.0)	(89.7)	(18)%
% of sales		(49.0)%	(47.3)%
Interest expense		9.7	13.9
Loss from continuing operations before income taxes		(115.7)	(103.6)	(12)%
Income tax benefit from continuing operations		(41.7)	(37.9)
Loss from continuing operations		(74.0)	(65.7)	(13)%
Income from discontinued operations, net of tax	(3)	—	0.1
Net loss		$(74.0)	$(65.6)
Net income attributable to noncontrolling interest		(0.6)	—
Net loss attributable to controlling interest		$(74.6)	$(65.6)
Basic loss per common share:	(1)
Loss from continuing operations		$(1.23)	$(1.06)	(16)%
Income from discontinued operations		—	—
Net income (loss)		$(1.23)	$(1.06)
Diluted income (loss) per common share:	(2)
Loss from continuing operations		$(1.23)	$(1.06)	(16)%
Income from discontinued operations		—	—
Net loss		$(1.23)	$(1.06)
Common shares used in basic income per share calculation		60.8	62.1	(2)%
Common shares and potential common shares used in diluted income per share calculation		60.8	62.1	(2)%

Non-GAAP results from continuing operations:
Adjusted income (loss) from continuing operations	(4)	$(68.5)	$(65.5)	(5)%
Adjusted diluted income (loss) per share from continuing operations	(2) (4)	$(1.13)	$(1.06)	(7)%
Adjusted EBITDA	(3) (4)	$(81.1)	$(73.8)	10%
Note: See accompanying footnotes on page 8

THE SCOTTS MIRACLE-GRO COMPANY
Net Sales and Income (Loss) from Continuing Operations before Income Taxes by Segment
(In millions)
(Unaudited)

The Company is divided into the following reportable segments: Global Consumer and Scotts LawnService®. This division of reportable segments is consistent with how the segments report to, and are managed by, the chief operating decision maker of the Company.

Segment performance is evaluated based on several factors, including income (loss) from continuing operations before amortization, impairment, restructuring and other charges, which is not a generally accepted accounting principle ("GAAP") measure. Senior management of the Company uses this measure of operating profit (loss) to evaluate segment performance because we believe this measure is the most indicative of performance trends and the overall earnings potential of each segment.

Corporate & Other consists of revenues and expenses associated with the Company’s supply agreements with Israel Chemicals Ltd. and the amortization related to the Roundup® Marketing Agreement, as well as corporate, general and administrative expenses and certain other income/expense items not allocated to the business segments.

	Three Months Ended
	December 27, 2014	December 28, 2013	% Change
Net Sales:
Global Consumer	$163.6	$138.4	18%
Scotts LawnService®	46.7	46.3	1%
Segment total	210.3	184.7	14%
Corporate & Other	5.9	4.9
Consolidated	$216.2	$189.6	14%

Income (Loss) from Continuing Operations before Income Taxes:
Global Consumer	$(74.2)	$(67.4)	(10)%
Scotts LawnService®	1.5	2.6	(42)%
Segment total	(72.7)	(64.8)
Corporate & Other	(20.2)	(21.7)
Intangible asset amortization	(3.5)	(2.9)
Impairment, restructuring and other	(9.6)	(0.3)
Interest expense	(9.7)	(13.9)
Consolidated	$(115.7)	$(103.6)	(12)%

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 27, 2014	December 28, 2013	September 30, 2014

ASSETS
Current assets:
Cash and cash equivalents	$130.1	$124.6	$89.3
Accounts receivable, net	185.4	167.5	337.7
Inventories	682.8	605.7	385.1
Prepaids and other current assets	127.6	117.9	122.9
Total current assets	1,125.9	1,015.7	935.0
Property, plant and equipment, net	434.4	447.5	437.0
Goodwill	364.3	335.0	350.9
Intangible assets, net	308.9	320.0	302.7
Other assets	31.7	41.2	32.7
Total assets	$2,265.2	$2,159.4	$2,058.3
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$36.6	$229.7	$91.9
Accounts payable	220.0	230.8	193.3
Other current liabilities	165.3	188.4	259.5
Total current liabilities	421.9	648.9	544.7
Long-term debt	1,133.3	652.3	692.4
Other liabilities	249.1	236.9	254.0
Total liabilities	1,804.3	1,538.1	1,491.1
Shareholders' equity	460.9	621.3	567.2
Total liabilities and shareholders’ equity	$2,265.2	$2,159.4	$2,058.3

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non- GAAP Disclosure Items (4)
(In millions, except per common share data)
(Unaudited)

	Three Months Ended December 27, 2014			Three Months Ended December 28, 2013
	As Reported	Impairment, Restructuring and Other	Adjusted	As Reported	Impairment, Restructuring and Other	Adjusted
Net sales	$216.2	$—	$216.2	$189.6	$—	$189.6
Cost of sales	186.9	—	186.9	155.7	—	155.7
Gross profit	29.3	—	29.3	33.9	—	33.9
% of sales	13.6%		13.6%	17.9%		17.9%
Operating expenses:
Selling, general and administrative	126.9	—	126.9	124.3	—	124.3
Impairment, restructuring and other	9.6	9.6	—	0.3	0.3	—
Other income, net	(1.2)	—	(1.2)	(1.0)	—	(1.0)
Loss from operations	(106.0)	(9.6)	(96.4)	(89.7)	(0.3)	(89.4)
% of sales	(49.0)%		(44.6)%	(47.3)%		(47.2)%
Interest expense	9.7	—	9.7	13.9	—	13.9
Loss from continuing operations before income taxes	(115.7)	(9.6)	(106.1)	(103.6)	(0.3)	(103.3)
Income tax benefit from continuing operations	(41.7)	(3.5)	(38.2)	(37.9)	(0.1)	(37.8)
Loss from continuing operations	(74.0)	(6.1)	(67.9)	(65.7)	(0.2)	(65.5)
Income attributable to noncontrolling interest	(0.6)	—	(0.6)	—	—	—
Loss attributable to controlling interest from continuing operations	$(74.6)	$(6.1)	$(68.5)	$(65.7)	$(0.2)	$(65.5)
Basic loss per share from continuing operations	$(1.23)	$(0.10)	$(1.13)	$(1.06)	$—	$(1.06)
Diluted loss per share from continuing operations	$(1.23)	$(0.10)	$(1.13)	$(1.06)	$—	$(1.06)
Common shares used in basic income per share calculation	60.8	60.8	60.8	62.1	62.1	62.1
Common shares and potential common shares used in diluted income per share calculation	60.8	60.8	60.8	62.1	62.1	62.1
Calculation of Adjusted EBITDA:
Loss from continuing operations	$(74.0)			$(65.7)
Income tax benefit from continuing operations	(41.7)			(37.9)
Loss from discontinued operations, net of tax	—			0.1
Income tax benefit from discontinued operations	—			0.1
Interest expense	9.7			13.9
Depreciation	12.1			13.0
Amortization (including Roundup)	3.7			3.1
Mark-to-market adjustments on derivatives	9.1			(0.4)
Adjusted EBITDA	$(81.1)			$(73.8)
Note: See accompanying footnotes on page 8

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

(1)
Basic income (loss) per common share amounts are calculated by dividing income (loss) from continuing operations, income (loss) from discontinued operations and net income (loss) attributable to controlling interest by the weighted average number of common shares outstanding during the period.

(2)
Diluted income (loss) per common share amounts are calculated by dividing income (loss) from continuing operations, income (loss) from discontinued operations and net income (loss) attributable to controlling interest by the weighted average number of common shares, plus all potential dilutive securities (common stock options, stock appreciation rights, performance shares, performance units, restricted stock and restricted stock units) outstanding during the period.

(3)
In the second quarter of fiscal 2014, the Company completed the sale of its Wild Bird Food business. As a result, effective in its second quarter of fiscal 2014, the Company classified its results of operations for all periods presented to reflect the Wild Bird Food business as a discontinued operation.

(4)
The Reconciliation of Non-GAAP Disclosure Items includes the following non-GAAP financial measures:
Adjusted income attributable to controlling interest from continuing operations and adjusted diluted income per share attributable to controlling interest from continuing operations - These measures exclude charges or credits relating to impairments, restructurings, discontinued operations and other unusual items such as costs or gains related to discrete projects or transactions that are apart from, and not indicative of, the results of the operations of the business.

Adjusted EBITDA - This measure is calculated as net income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring, non-cash items affecting net income. We believe this measure provides additional information for determining our ability to meet debt service requirements. The presentation of adjusted EBITDA herein is intended to be consistent with the calculation of that measure as required by our borrowing arrangements, and used to calculate a leverage ratio (maximum of 4.00 at December 27, 2014) and an interest coverage ratio (minimum of 3.50 for the three months ended December 27, 2014). The Company was in compliance with the terms of all debt covenants at December 27, 2014.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparison between current results and results in prior operating periods. The Company believes that these non-GAAP financial measures are the most indicative of the Company's ongoing earnings capabilities and that disclosure of these non-GAAP financial measures therefore provides useful information to investors and other users of its financial statements, such as lenders. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.